EXHIBIT 2

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to 1/5/26, the date of the event which required filing of this Schedule 13D.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
11/6/2025	Buy	24,958	10.28
11/7/2025	Buy	20,677	10.00
11/10/2025	Buy	23,723	10.23
11/11/2025	Buy	19,011	10.26
11/12/2025	Buy	15,240	10.34
11/17/2025	Buy	63,146	9.92
11/18/2025	Buy	38,727	9.71
11/19/2025	Buy	38,419	9.75
11/20/2025	Buy	71,804	9.73
11/21/2025	Buy	7,190	9.68
12/3/2025	Buy	8,074	10.47
12/4/2025	Buy	16,219	10.57
12/5/2025	Buy	31,064	10.64
12/8/2025	Buy	14,121	10.60
12/9/2025	Buy	10,255	10.69
12/10/2025	Buy	7,605	10.73
12/11/2025	Buy	19,445	10.61
12/12/2025	Buy	43,395	10.67
12/15/2025	Buy	20,519	10.55
12/16/2025	Buy	18,970	10.45
12/18/2025	Buy	15,235	10.45
12/22/2025	Buy	9,598	10.67
12/23/2025	Buy	24,503	10.63
12/29/2025	Buy	23,642	10.58
12/30/2025	Buy	8,747	10.52
12/31/2025	Buy	14,915	10.47
1/5/2026	Buy	13,553	10.79